Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-169791 and 333-147733) and Form S-8 (Nos. 333-56360, 333-130496, 333-148185, 333-165555, 333-166955, 333-169366 and 333-169369) of Inspire Pharmaceuticals, Inc. of our report dated February 24, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

February 24, 2011